================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           ------------------------

                               BRASS EAGLE INC.
            (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                   71-0578572
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

       1203A North Sixth Street
           Rogers, Arkansas                                    72756
(Address of Principal Executive Offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class         Name of Each Exchange on Which
          to be so Registered         Each Class is to be Registered
          -------------------         ------------------------------

                 None                          Not Applicable


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), check the following box. [X]


Securities Act registration statement file to which this form relates:
333-36179   (if applicable)
---------


       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.01 per share

                               (Title of Class)

 Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Shares of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), is to be registered. The description of the Common Stock as set forth under the captions "Dividend Policy," "Management," and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (No. 333-36179), filed with the Securities and Exchange Commission (the "Commission") on September 23, 1997, as amended by Amendment No. 1, dated November 4, 1997, and as may be further amended from time to time (the "Registration Statement"), is incorporated herein by reference.

Item 2.  EXHIBITS

EXHIBIT             DESCRIPTION
-------             -----------

  1 Form of Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3(i)(b) of the Registrant's Registration Statement on Form S-1 (Registration No. 333-36179).

  2 Form of By-laws of Registrant is incorporated herein by reference to Exhibit 3(ii)(b) of the Registrant's Registration Statement on Form S-1 (Registration No. 333-36179).

  3 Specimen Certificate representing Common Stock is incorporated herein by reference to Exhibit 4(i) to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-36179).



                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    BRASS EAGLE INC.

                                    Date: November 17, 1997

                                    By: /s/ E. LYNN SCOTT
                                      ------------------------------------
                                      Name:  E. Lynn Scott
                                      Title: President and Chief Executive
                                             Officer